Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE	CONTACT:	John E. Peck
President and CEO
(270) 885-1171

HOPFED BANCORP, INC. REPORTS THIRD QUARTER RESULTS

HOPKINSVILLE, Ky. (October 27, 2011) – HopFed Bancorp, Inc. (NASDAQ: HFBC) (the “Company”) today reported results for the three and nine month periods ended September 30, 2011. For the three month period ended September 30, 2011, the Company’s net income available to common shareholders was $1,368,000, or $0.18 per share basic and diluted, compared to net income available to common shareholders of $1,508,000, or $0.20 per share basic and diluted, for the three month period ended September 30, 2010. For the nine month period ended September 30, 2011, the Company’s net loss attributable to common shareholders was $180,000, or $0.02 per share basic and diluted, compared to net income available to common shareholders of $4,928,000, or $0.97 per share basic and diluted, for the nine month period ended September 30, 2010.

Commenting on the third quarter results, John E. Peck, President and Chief Executive Officer, said, “At September 30, 2011, other real estate owned totaled $4.6 million as compared to $10.0 million at June 30, 2011. The Company has contracts to sell $1.5 million of other real estate owned in the fourth quarter of 2011. In the nine month period ended September 30, 2011, activities related to other real estate owned resulted in $1.9 million in operating expenses. By reducing the size of our portfolio of other real estate owned, future expenses associated with these assets will be significantly reduced.”

Mr. Peck continued, “The Company has made progress in reducing the amount of impaired assets. At March 31, 2011, the Company’s total impaired assets increased to $80.1 million due primarily to both international and local weather events and a weak national economy. At September 30, 2011, total impaired assets declined to $65.0 million, due to improvements in the local economy, improved profitability expectations in the local agricultural sector and the sale of other real estate owned.”

Mr. Peck continued, “Our local small business community is experiencing a modest amount of revenue growth due to the return of the 101st Airborne from the Middle East as well as an increase in business activity associated with the $4.0 billion construction of the Hemlock Semiconductor facility. The local agriculture community has benefited from higher commodity prices, which have helped to offset lower yields due to weather related events. However, we anticipate mediocre loan demand for the remainder of 2011. The current pace of loan demand affords us the opportunity to focus on reducing the Company’s classified assets to capital ratio below 50%, improve our deposit mix and reducing our cost of funds.”

Mr. Peck concluded, “On July 21, 2011, the Office of Thrift Supervision was merged into the Office of Comptroller of the Currency (OCC). The OCC will be the regulatory agency responsible for supervision of Heritage Bank, our wholly owned bank subsidiary. The Board of Governors of the Federal Reserve System will supervise the Bank Holding Company. We anticipate that this transition will have no immediate impact on the daily operations of Heritage Bank or HopFed Bancorp.”

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HFBC Reports Third Quarter Results

October 27, 2011

Financial Highlights

o	The Company and Bank’s capital ratios remain strong. At September 30 2011, the Company’s tangible book value was $12.92 and our tangible common equity ratio is 9.34%. The Bank’s tier 1 capital and total risk based capital ratios at September 30, 2011, were 9.75% and 17.10%, respectively. The Company’s tier 1 capital and total risk based capital ratios are 11.33% and 19.83%, respectively.

o	At September 30, 2011, the Company’s and Bank’s net classified asset to risk based capital ratios were 46.7% and 54.7%, respectively. Net classified assets include all classified assets less any reserve allocation against the allowance for loan losses. At June 30, 2011, these ratios were 56.7% for the Company and 67.0% for the Bank.

o	For the three month period ended September 30, 2011, the Company’s net interest margin was 3.00%, as compared to 3.06% for the three month period ended June 30, 2011, and 3.15% for the three month period ended September 30, 2010.

Asset Quality

At September 30, 2011, the Company’s level of non-accrual loans totaled $4.3 million, as compared to $4.1 million at June 30, 2011, and $5.0 million at December 31, 2010. At September 30, 2011, non-accrual loans plus other real estate owned totaled $8.9 million, or 0.83% of total assets, compared to $14.1 million, or 1.33% of total assets, at June 30, 201,1 and $14.8 million, or 1.37% of total assets at December 31, 2010. The Company’s level of other real estate owned declined from $10.0 million at June 30, 2011, to $4.6 million at September 30, 2011.

A summary of the activity in other real estate owned for the nine month period ended September 30, 2011 is as follows:

		Activity During 2011
	Balance 12/31/2010	Foreclosures	Sales	Reduction in Values	Gain (Loss) on Sale	Balance 9/30/2011

		(Dollars in Thousands)
One-to-four family mortgages	$534	887	(1,083)	(111)	(9)	218
Multi-family	7,266	—	(2,892)	(773)	(1,094)	2,507
Construction	624	1,144	(1,282)	(15)	64	535
Land	482	1,070	(1,325)	(25)	463	665
Non-residential real estate	900	265	(392)	(116)	(22)	635
Consumer assets owned by bank	6	149	(151)	—	(3)	1

Total	$9,812	3,515	(7,125)	(1,040)	(601)	4,561

For the nine month period ended September 30, 2011, the Company has incurred $965,000 in losses on loans previously classified as TDR.

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HFBC Reports Third Quarter Results

October 27, 2011

A summary of non-accrual loans at September 30, 2011, December 31, 2010, and September 30, 2010, is as follows:

	September 30, 2011	December 31, 2010	September 30, 2010
	(Dollars in Thousands)
One-to-four family mortgages	$1,992	1,662	1,959
Multi-family	—	301	8,414
Construction	—	1,541	—
Land	1,331	363	296
Non-residential real estate	639	1,043	1,272
Consumer assets owned by bank	9	23	9
Commercial loans	278	97	—

Total non-accrual loans	$4,249	5,030	11,950

At September 30, 2011, the Company’s levels of loans classified as substandard and doubtful were $54.6 million and $2.0 million, respectively, compared to $60.9 million and $2.3 million, respectively at June 30, 2011, and $57.1 million and $1.5 million, respectively, at December 31, 2010. The Company’s specific reserve for impaired loans was $6.0 million at September 30, 2011, $7.2 million at June 30, 2011, and $4.3 million at December 31, 2010. For the nine month period ended September 30, 2011, the Company’s net charge-offs totaled $1.7 million, an annualized rate of 0.39% of average loans.

At September 30, 2011, the Company’s level of performing Troubled Debt Restructurings (“TDRs”) was $6.9 million, as compared to $8.5 million at December 31, 2010. A summary of the activity in loans classified as TDRs for the nine month period ended September 30, 2011 is as follows:

	Balance at December 31, 2010	New TDR	Loss or Foreclosure	Removed or Payments made	Balance at September 31, 2011

	(Dollars in Thousands)
One-to-four family mortgages	$4,013	1,163	213	1,299	3,664
Home equity line of credit	33	—	—	33	—
Multi-family	246	—	—	3	243
Construction	1,541	100	1,641	—	—
Land	512	963	512	—	963
Non-residential real estate	3,915	1,299	1,228	397	3,589
Consumer loans	69	29	—	63	35
Commercial loans	700	—	—	481	219

Total performing TDRs	$11,029	3,554	3,594	2,276	8,713

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HFBC Reports Third Quarter Results

October 27, 2011

A summary of TDRs and non-performing TDRs at September 30, 2011 is stated below:

	September 30, 2011	December 31, 2010
	(Dollars in Thousands)
One-to-four family mortgages	$3,664	4,013
Home equity line of credit	—	33
Multi-family	243	246
Construction	—	1,541
Land	963	512
Non-residential real estate	3,589	3,915
Consumer loans	35	69
Commercial loans	219	700

Total TDRs	8,713	11,029

Less:
TDRs in non-accrual status:
One-to-four family mortgages	(1,501)	(1,181)
Home equity line of credit	—	—
Multi-family	—	—
Construction	—	(1,338)
Land	—	—
Non-residential real estate	(111)	—
Consumer loans	—	—
Commercial loans	(208)	—

Total performing TDR	$6,893	8,510

Net Interest Income

For the three month period ended September 30, 2011, the Company’s net interest income was $6.9 million, compared to $7.0 million for the three month period ended June 30, 2011, and $7.7 million for the three month period ended September 30, 2010. For the nine month period ended September 30, 2011, net interest income was $20.7 million, compared to $22.9 million for the nine month period ended September 30, 2010.

For the three month period ended September 30, 2011, the Company’s net interest margin was 3.00%, as compared to 3.06% for the three month period ended June 30, 2011, and 3.15% for the three month period ended September 30, 2010. For the nine month period ended September 30, 2011, the Company’s net interest margin was 3.01% as compared to 3.23% for the nine month period ended September 30, 2010. Weak loan demand and declining investment yields continued to result in lower levels of interest income. As a result of current economic conditions, the Company has chosen to reduce its exposure to Federal Home Loan Bank advances, brokered deposits and selected higher costing time deposits.

Non-interest Income

Non-interest income for the three month period ended September 30, 2011, was $3.3 million, as compared to $2.1 million for the three month period ended June 30, 2011, and $3.1 million for the three month period ended September 30, 2010. Non-interest income for the nine month period ended September 30, 2011, was $7.8 million, as compared to $7.9 million at September 30, 2010.

The increase in non-interest income for the three month period ended September 30, 2011, was primarily the result of $1.2 million in gains on the sale of securities, as compared to $1.1 million for the same three month period ended September 30, 2010 and a $329,000 gain realized in the three month period ended June 30, 2011. Investment gains were realized as management made the decision to sell selected longer duration investments during the quarter to fund reductions in higher cost time deposits.

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HFBC Reports Third Quarter Results

October 27, 2011

The Company will continue to sell selected investments as we allow the run-off of higher cost liabilities. Given the Federal Reserve Bank’s current commitment to leave short term rates lower until at least mid-2013, the Company does not anticipate a further reduction in in the duration of its investment portfolio. Lower long term interest rates resulted in a significant quarter over quarter increase in mortgage origination income. Mortgage loan origination revenue increased from $58,000 for the three month period ended June 30, 2011, to $295,000 for the three month period ended September 30, 2011. The majority of fixed rate lending activity involved refinancing activity that is expected to continue into the fourth quarter of 2011.

Non-interest Expense

Non-interest expenses were $7.1 million and $7.4 million for the three month periods ended September 30, 2011, and June 30, 2011, respectively, as compared to $6.9 million for the three month period ended September 30, 2010. For the nine month period ended September 30, 2011, non-interest expenses were $22.0 million, an increase of $2.2 million as compared to the nine month period ended September 30, 2010.

For the nine month period ended September 30, 2011, the increase in non-interest expense was largely the result of a $1.6 million loss on the sale of real estate owned and a $364,000 increase in salaries and benefits expense, as compared to September 30, 2010. For the nine month period ended September 30, 2011, as compared to the nine month period ended September 30, 2010, the Company’s advertising expenses increased by $157,000, occupancy expenses increased by $101,000 and the Company experienced a $145,000 loss on the disposal of bank equipment. During the nine month period ended September 30, 2011, the Company had no other operating expenses increase by more than $100,000, as compared to the nine month period ended September 30, 2010.

Balance Sheet

Total assets were $1.06 billion at September 30, 2011, a decrease of $25.3 million as compared to December 31, 2010. During the first nine months of 2011, the Company’s deposits declined by $15.4 million and Federal Home Loan Bank Advances declined by $12.7 million. The Company’s level of brokered and CDARs deposits declined by $21.7 million, as management chose to reduce its asset base due to weak loan demand and relatively poor investment options. For the nine month period ended September 30, 2011, gross loans declined by approximately $28.5 million, to $581.6 million at September 30, 2011.

The Company

HopFed Bancorp, Inc. is the holding company for Heritage Bank headquartered in Hopkinsville, Kentucky. The Bank has eighteen offices in western Kentucky and middle Tennessee in addition to its subsidiaries, Fall & Fall Insurance of Fulton, Kentucky, Heritage Solutions of Murray, Kentucky, Hopkinsville, Kentucky, Kingston Springs, Tennessee and Pleasant View, Tennessee, and Heritage Mortgage Services of Clarksville, Tennessee. The Bank offers a broad line of banking and financial products and services with the personalized focus of a community banking organization. More information about HopFed Bancorp and Heritage Bank may be found on its website www.bankwithheritage.com.

Forward-Looking Information

Information contained in this press release, other than historical information, may be considered forward-looking in nature and is subject to various risk, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on the Company’s operating results, performance or financial condition are competition and the demand for the Company’s products and services, and other factors as set forth in filings with the Securities and Exchange Commission.

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HFBC Reports Third Quarter Results

October 27, 2011

HOPFED BANCORP, INC.

Balance Sheet

(Dollars in thousands)

	September 30, 2011	December 31, 2010
	(Unaudited)
Assets
Cash and due from banks	$44,220	54,042
Interest-earning deposits in Federal Home Loan Bank	6,828	6,942

Cash and cash equivalents	51,048	60,984
Federal Home Loan Bank stock, at cost	4,428	4,378
Securities available for sale	382,673	357,738
Loans receivable, net of allowance for loan losses of $13,541 at September 30, 2011, and $9,830 at December 31, 2010	568,027	600,215
Accrued interest receivable	5,929	6,670
Real estate and other assets owned	4,561	9,812
Bank owned life insurance	9,069	8,819
Premises and equipment, net	23,627	24,289
Deferred tax assets	2,239	3,788
Intangible asset	584	810
Other assets	5,100	5,088

Total assets	$1,057,285	1,082,591

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest-bearing accounts	$78,626	69,139
Interest-bearing accounts
NOW accounts	130,664	138,936
Savings and money market accounts	71,264	63,848
Other time deposits	530,962	555,006

Total deposits	811,516	826,929

Advances from Federal Home Loan Bank	69,197	81,905
Repurchase agreements	43,414	45,110
Subordinated debentures	10,310	10,310
Advances from borrowers for taxes and insurance	623	239
Dividends payable	176	613
Accrued expenses and other liabilities	6,260	6,041

Total liabilities	941,496	971,147

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Third Quarter Results

October 27, 2011

HOPFED BANCORP, INC.

Balance Sheet

(Dollars in thousands)

	September 31, 2011	December 31, 2010
	(Unaudited)
Stockholders’ equity
Preferred stock, par value $0.01 per share; authorized—500,000 shares; 18,400 shares issued and outstanding with a liquidation preference of $18,400,000 at September 30, 2011, and December 31, 2010	—	—
Common stock, par value $.01 per share; authorized 15,000,000 shares; 7,895,336 issued and 7,492,420 outstanding at September 30, 2011 and 7,737,879 issued and 7,334,963 outstanding at December 31, 2010 (a)	79	77
Common stock warrants (253,666 issued and outstanding)	556	556
Additional paid-in-capital	75,912	74,920
Retained earnings-substantially restricted	37,671	39,994
Treasury stock (at cost, 402,916 shares at September 30, 2011, and December 31, 2010)	(5,076)	(5,076)
Accumulated other comprehensive income, net of taxes	6,647	973

Total stockholders’ equity	115,789	111,444

Total liabilities and stockholders’ equity	$1,057,285	1,082,591

(a)	Shares at September 30, 2011, have been restated to reflect a 2% stock dividend distributed on October 18, 2011

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Third Quarter Results

October 27, 2011

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands)

	For the Three Month Periods		For the Nine Month Periods
	Ended September 30,		Ended September 30,
	2011	2010	2011	2010
Interest and dividend income:
Loans receivable	8,332	9,396	25,254	29,027
Investment in securities, taxable	2,581	3,165	8,003	9,122
Nontaxable securities available for sale	532	635	1,733	1,809
Interest-earning deposits	5	—	13	—

Total interest and dividend income	11,450	13,196	35,003	39,958

Interest expense:
Deposits	3,543	4,313	11,179	13,405
Advances from Federal Home Loan Bank	625	818	1,946	2,500
Repurchase agreements	238	213	668	619
Subordinated debentures	186	193	551	557

Total interest expense	4,592	5,537	14,344	17,081

Net interest income	6,858	7,659	20,659	22,877
Provision for loan losses	475	1,332	5,445	2,801

Net interest income after provision for loan losses	6,383	6,327	15,214	20,076

Non-interest income:
Service charges	1,020	953	2,828	2,974
Merchant card income	194	180	571	519
Mortgage origination revenue	295	204	425	391
Gain on sale of securities	1,247	1,060	2,297	1,786
Other than temporarily impairment on available for sale securities	—	—	(14)	—
Income from bank owned life insurance	84	85	249	263
Financial services commission	272	293	691	776
Gain on sale of real estate owned	—	63	—	356
Other operating income	169	247	717	785

Total non-interest income	3,281	3,085	7,764	7,850

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Third Quarter Results

October 27, 2011

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands, except share and per share data)

	For the Three Month Periods			For the Nine Month Periods
	Ended September 30,			Ended September 30,
	2011		2010	2011		2010
Non-interest expenses:
Salaries and benefits	3,309		3,186	9,987		9,623
Occupancy expense	867		795	2,452		2,351
Data processing expense	653		705	2,056		2,101
State deposit tax	151		162	476		479
Intangible amortization expense	65		81	227		276
Professional services expense	293		335	986		932
Deposit insurance and examination expense	445		759	1,604		1,547
Advertising expense	324		262	931		774
Postage and communications expense	140		144	421		426
Supplies expense	96		95	294		287
Loss on disposal of equipment	5		—	145		—
Loss on sale of real estate owned	570		—	1,642		—
Real estate owned expenses	16		36	216		218
Other operating expenses	193		296	575		815

Total non-interest expense	7,127		6,856	22,012		19,829

Income before income tax expense	2,537		2,556	966		8,097
Income tax expense	909		788	375		2,398

Net income	1,628		1,768	591		5,699

Less:
Dividend on preferred shares	232		232	688		688
Accretion dividend on preferred shares	28		28	83		83

Net income (loss) available (attributable) to common shareholders	$1,368		$1,508	$(180)		$4,928

Net income (loss) available (attributable) to common shareholders
Per share, basic	$0.18		$0.20	$(0.02)		$0.97

Per share, diluted	$0.18		$0.20	$(0.02)		$0.97

Dividend per share	$0.02		$0.08	$0.18		$0.32

Weighted average shares outstanding—basic	7,481,448	[a]	7,416,541	7,456,750	[a]	5,088,374

Weighted average shares outstanding—diluted	7,481,448	[a]	7,416,541	7,456,750	[a]	5,088,374

(a)	Weighted average shares have been adjusted to reflect a 2% stock dividend dividend on October 18, 2011

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Third Quarter Results

October 27, 2011

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands)

	For the Three Months Ended
			Change from
	9/30/2011	6/30/2011	Prior Quarter
Interest and dividend income:
Loans receivable	$8,332	8,440	(108)
Investment in securities, taxable	2,581	2,732	(151)
Nontaxable securities available for sale	532	590	(58)
Interest-earning deposits	5	4	1

Total interest and dividend income	11,450	11,766	(316)

Interest expense:
Deposits	3,543	3,731	(188)
Advances from Federal Home Loan Bank	625	627	(2)
Repurchase agreements	238	225	13
Subordinated debentures	186	180	6

Total interest expense	4,592	4,763	(171)

Net interest income	6,858	7,003	(145)
Provision for loan losses	475	452	23

Net interest income after provision for loan losses	6,383	6,551	(168)

Non-interest income:
Service charges	1,020	952	68
Merchant card income	194	195	(1)
Mortgage origination revenue	295	58	237
Gain on sale of securities	1,247	329	918
Income from bank owned life insurance	84	76	8
Financial services commission	272	232	40
Other operating income	169	276	(107)

Total non-interest income	3,281	2,118	1,163

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Third Quarter Results

October 27, 2011

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands, except share and per share data)

	For the Three Months Ended
			Change from
	9/30/2011	6/30/2011	Prior Quarter
Non-interest expenses:
Salaries and benefits	$3,309	3,352	(43)
Occupancy expense	867	797	70
Data processing expense	653	716	(63)
State deposit tax	151	157	(6)
Intangible amortization expense	65	81	(16)
Professional services expense	293	378	(85)
Deposit insurance and examination expense	445	567	(122)
Advertising expense	324	328	(4)
Postage and communications expense	140	133	7
Supplies expense	96	102	(6)
Loss on disposal of equipment	5	2	3
Loss on sale of real estate owned	570	563	7
Real estate owned expenses	16	127	(111)
Other operating expenses	193	133	60

Total non-interest expense	7,127	7,436	(309)

Income before income tax expense	2,537	1,233	1,304
Income tax expense	909	426	483

Net income	1,628	807	821

Less:
Dividend on preferred shares	232	229	3
Accretion dividend on preferred shares	28	28	—

Net income available to common stockholders	1,368	$550	818

Net income available to common stockholders
Per share, basic	$0.18	$0.07	0.11

Per share, diluted	$0.18	$0.07	0.11

Dividend per share	$0.02	$0.08

Weighted average shares outstanding—basic	7,481,448	7,467,503

Weighted average shares outstanding—diluted	7,481,448	7,467,503

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Third Quarter Results

October 27, 2011

HOPFED BANCORP, INC.

Selected Financial Data

The table below adjusts tax-free investment income for the three month periods ended September 30, 2011, and September 30, 2010, by $250,000 and $292,000, respectively; for a tax equivalent rate using a cost of funds rate of 2.00% for the three month period ended September 30, 2011, and 2.40% for the three month period ended September 30, 2010. The table adjusts tax-free loan income by $7,000 for three month period ended September 30, 2011 and $10,000 for the three month period ended September, 2010, for a tax equivalent rate using the same cost of funds rate:

	Average Balance 9/30/2011	Income & Expense 9/30/2011	Average Rates 9/30/2011	Average Balance 9/30/2010	Income & Expense 9/30/2010	Average Rates 9/30/2010

	(Dollars in Thousands, Except Percentages)
Loans	$568,600	$8,339	5.87%	$623,398	$9,406	6.04%
Investments AFS taxable	316,104	2,586	3.27%	320,891	3,165	3.95%
Investment AFS tax free	64,712	782	4.84%	67,111	927	5.53%

Total interest earning assets	949,416	11,707	4.93%	1,011,400	13,498	5.34%

Other assets	118,896			104,919

Total assets	$1,068,312			$1,116,319

Retail time deposits	$475,287	2,773	2.33%	$487,998	3,337	2.74%
Brokered deposits	76,557	374	1.95%	83,632	488	2.33%
Now accounts	133,022	358	1.08%	140,826	431	1.22%
MMDA and savings accounts	68,913	38	0.22%	62,920	57	0.36%
FHLB borrowings	70,575	625	3.54%	89,874	818	3.64%
Repurchase agreements	39,323	238	2.42%	46,459	213	1.83%
Subordinated debentures	10,310	186	7.22%	10,310	193	7.49%

Total interest bearing liabilities	873,987	4,592	2.10%	922,019	5,537	2.40%

Non-interest bearing deposits	74,077			69,962
Other liabilities	4,983			5,503

Stockholders’ equity	115,265			118,835

Total liabilities and stockholders’ equity	$1,068,312			$1,116,319

Net interest income		$7,115			$7,961

Interest rate spread			2.83%			2.94%

Net yield on interest earning assets		3.00%			3.15%

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Third Quarter Results

October 27, 2011

HOPFED BANCORP, INC.

Selected Financial Data

The table below adjusts tax-free investment income for the nine month periods ended September 30, 2011, and September 30, 2010, by $810,000 and $832,000, respectively; for a tax equivalent rate using a cost of funds rate of 2.15% for the nine month period ended September 30, 2011, and 2.50% for the nine month period ended September 30, 2010. The table adjusts tax-free loan income by $27,000 for nine month period ended September 30, 2011 and $35,000 for the nine month period ended September 30, 2010, for a tax equivalent rate using the same cost of funds rate:

	Average Balance 9/30/2011	Income and Expense 9/30/2011	Average Rates 9/30/2011	Average Balance 9/30/2010	Income and Expense 9/30/2010	Average Rates 9/30/2010

	(Dollars in Thousands, Except Percentages)
Loans	$579,888	$25,281	5.81%	$635,118	$29,069	6.10%
Investments AFS taxable	305,778	8,016	3.50%	282,627	9,122	4.30%
Investment AFS tax free	66,877	2,543	5.07%	61,776	2,641	5.70%

Total interest earning assets	952,543	35,840	5.02%	979,521	40,832	5.56%

Other assets	121,080			99,898

Total assets	$1,073,623			$1,079,419

Retail time deposits	$470,894	8,608	2.44%	$492,589	10,542	2.85%
Brokered deposits	84,139	1,222	1.94%	84,415	1,564	2.47%
Now accounts	137,961	1,256	1.21%	123,816	1,203	1.30%
MMDA and savings accounts	67,369	93	0.18%	62,745	96	0.20%
FHLB borrowings	72,557	1,946	3.58%	94,081	2,500	3.54%
Repurchase agreements	39,676	668	2.24%	41,652	619	1.98%
Subordinated debentures	10,310	551	7.13%	10,310	559	7.23%

Total interest bearing liabilities	882,906	14,344	2.17%	909,608	17,083	2.50%

Non-interest bearing deposits	72,216			68,434
Other liabilities	4,905			5,032

Shareholders equity	113,596			96,345

Total liabilities and shareholder equity	$1,073,623			$1,079,419

Net interest income		$21,496			$23,749

Interest rate spread			2.85%			3.06%

Net interest margin		3.01%			3.23%

This information is preliminary and based on company data available at the time of the presentation.

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